EXHIBIT 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Certifications of Chief Executive Officer and Chief Financial Officer

In connection with the annual report on Form 10-K of Pro-Dex Inc. (the “Company”) for the annual period ended June 30, 2026 (the “Report”), the undersigned hereby certifies in their capacities as Chief Executive Officer and Chief Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 3, 2026	By: /s/ Richard L. Van Kirk Richard L. Van Kirk Chief Executive Officer and President (principal executive officer)

Date: September 3, 2026	By: /s/ Alisha K. Charlton Alisha K. Charlton Chief Financial Officer (principal financial officer and principal accounting officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.